                                                                    Exhibit 1.1


                            $ _____________________

                     Delta Funding Corporation Home Equity
                        Loan Asset-Backed Certificates,
                                 Series 199 -

                            UNDERWRITING AGREEMENT
                                                   ______________________, 199__

[Names and Addresses
 of the Underwriter(s)]

Dear Sirs:

         Delta Funding Corporation, a New York corporation, has authorized the issuance and sale of Delta Funding Corporation Home Equity Loan Asset-Backed Certificates, Series 199_-_, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (the "Offered Certificates") and the Class R Certificates (the "Other Certificates," and collectively with the Offered Certificates, the "Certificates"), evidencing interests in the Trust (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of two pools ("Loan Group One" and "Loan Group Two") of non-conforming closed-end home equity loans (the "Mortgage Loans"). Loan Group One consists of fixed rate, simple interest Mortgage Loans and Loan Group Two consists of adjustable rate actuarial
Mortgage Loans.                  (the "Underwriter") is purchasing all of the
Offered Certificates at the prices set forth on Schedule A hereto.

         The Certificates will be issued under a pooling and servicing agreement
(the "Pooling and Servicing Agreement"), dated as of          , 199  among
Delta Funding Corporation, as seller (the "Seller") and servicer (the
"Servicer"), and               , as trustee (the "Trustee"). The Certificates
will evidence fractional undivided interests in the Trust. The assets of the Trust will initially include, among other things, Mortgage Loans to be transferred on the Closing Date (as defined herein) (the "Initial Mortgage Loans") and such amounts as may be held by the Trustee in the Pre-Funding Account (the "Pre-Funding Account"), the Capitalized Interest Account (the "Capitalized Interest Account") and any other accounts held by the Trustee for
the Trust. On the Closing Date, approximately $           will be deposited in
the name of the Trustee in the Pre-Funding Account. It is intended that additional Mortgage Loans satisfying the criteria specified in the Pooling and Servicing Agreement (the "Subsequent Mortgage Loans") will be purchased by the Trust for inclusion in the Trust from the Seller from time to time on or before _______________ from funds on deposit in the Pre-Funding Account at the time of execution and delivery of each Subsequent Transfer Agreement ("Subsequent Transfer Agreement"). Funds in the Capitalized Interest Account

will be applied by the Trustee to cover shortfalls in interest during the Funding Period. The Offered Certificates will initially represent an undivided ownership interest in the sum of (i) Initial Mortgage Loans in an amount of
$______________ as of the close of business on             , 199   (the "Cut-
Off Date") and (ii) approximately $________________ on deposit in the Pre-Funding Account. The Offered Certificates will also have the benefit of an insurance policy (the "Policy") issued by (the "Certificate Insurer"). The Policy will be issued pursuant to the insurance agreement (the "Insurance Agreement") among the Certificate Insurer, the Seller and the Trustee. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement (hereinafter defined).

         The Certificates are more fully described in a Registration Statement which the Seller has furnished to the Underwriter. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

         Pursuant to the Pooling and Servicing Agreement, the Seller will transfer to the Trust all such right, title and interest in and to the unpaid principal balances of the Initial Mortgage Loans as of the Cut-Off Date and the collateral securing each Initial Mortgage Loan.

        SECTION 1. Representations and Warranties of the Seller. The Seller represents and warrants to, and agrees with the Underwriter that:

        (a) A Registration Statement on Form S-3 (No. 333-3418) has (i) been prepared by the Seller in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Seller to the Underwriter. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any




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        documents incorporated by reference therein at such time;
        and "Basic Prospectus" means such final prospectus dated __________ ___________; and "Prospectus Supplement" means the final prospectus supplement relating to the Offered Certificates, to be filed with the Commission pursuant to paragraphs (2), (3) or (5) of Rule 424(b) of the

        Rules and Regulations. Prospectus means the Basic Prospectus together with the Prospectus Supplement. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus, and incorporated by reference in the Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Seller filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus. There are no contracts or documents of the Seller which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as the Underwriter delivers to the Seller pursuant to Section 8(d) hereof for filing on an Additional Materials 8-K (as defined below). The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

        (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date, and as amended or supplemented as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Seller in writing by the Underwriter expressly for use therein. The only information furnished by the Underwriter or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(i) hereof.

        (c) The documents incorporated by reference to the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities

        Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation is made as to Computational Materials, Structural Term Sheets and Collateral Term Sheets (each as defined herein) deemed to be incorporated by reference in the Prospectus as the result of filing an Additional Materials 8-K (as defined below) pursuant to the terms hereof except to the extent such Computational Materials, Structural Term Sheets and Collateral Term Sheets reflect information furnished by the Seller to the Underwriter.

        (d) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Seller, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

        (e) The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Pooling and Servicing Agreement and the Insurance Agreement or any Subsequent Transfer Agreement and to cause the Certificates to be issued.

        (f) There are no actions, proceedings or investigations pending with respect to which the Seller has received service of process before or threatened by any court, administrative agency or other tribunal to which the Seller is a party or of which any of its properties is the subject (a) which if determined adversely to the Seller would have a material adverse effect on the business or financial condition of the Seller, (b) asserting the invalidity of this Agreement, the Sale and

        Servicing Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Certificates, or any Subsequent Transfer Agreement, (c) seeking to prevent the issuance of the Certificates or the consummation by the Seller of any of the transactions contemplated by the Pooling and Servicing Agreement, the Sale and Servicing Agreement, the Insurance Agreement, this Agreement or any Subsequent Transfer Agreement, as the case may be, or (d) which might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Sale and Servicing Agreement, this Agreement, and the Insurance Agreement, the Certificates, or any Subsequent Transfer Agreement.

        (g) This Agreement has been, and the Pooling and Servicing Agreement, the Sale and Servicing Agreement, each Subsequent Transfer Agreement and the Insurance Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Seller, and this Agreement constitutes, and the Pooling and Servicing Agreement, the Sale and Servicing Agreement and the Insurance Agreement when executed and delivered as contemplated herein, will constitute, legal, valid and binding instruments enforceable against the Seller in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement and the Insurance

        Agreement, limitations of public policy under applicable securities laws.

        (h) The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Sale and Servicing Agreement, any Subsequent Transfer Agreement and the Insurance Agreement by the Seller and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party, by which the Seller is bound or to which any of the properties or assets of the Seller or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Seller, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Seller or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Seller.

        (i) The Seller has no reason to believe that                      and
                           are not independent public accountants with respect to the Seller as required by the Securities Act and the Rules and Regulations.

        (j) The direction by the Seller to the Trustee to execute, authenticate, issue and deliver the Certificates has been duly authorized by the Seller, and assuming the Trustee has been duly authorized to do so, when executed, authenticated, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

        (k) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Offered Certificates to the Underwriter, or the consummation by the Seller or of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Sale and Servicing Agreement, any Subsequent Transfer Agreement and the Insurance Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriter or as have been obtained.

        (l) The Seller possesses all material licenses, certificates, authorities or permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Seller has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Seller would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

        (m) At the time of execution and delivery of the Pooling and Servicing Agreement, the Seller will: (i) be the sole beneficial owner of the Initial Mortgage Loans conveyed by
                , free and clear of any lien, mortgage, pledge, charge,

        encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any person any of its right or title in the Initial Mortgage Loans, in the Pooling and Servicing Agreement or in the Certificates being issued pursuant thereto; and (iii) have the power and authority to sell its interest in the Initial Mortgage Loans to the Trustee and to sell the Offered Certificates to the Underwriter. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Seller's right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriter of the Offered Certificates, the Underwriter will have good title to the Offered Certificates, free and clear of any Liens.

        (n) At the time of execution and delivery of any Subsequent Transfer Agreement, the Seller will: (i) be the sole beneficial owner of the Subsequent Mortgage Loans conveyed by , free and clear of any Liens;
        (ii) not have assigned to any person any of its right or title in the Subsequent Mortgage Loans, in the Pooling and Servicing Agreement or in the Subsequent Transfer Agreement; and (iii) have the power and authority to sell the Subsequent Mortgage Loans to the Trustee. Upon execution and delivery of the Subsequent Transfer Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Seller's right, title and interest in and to the Subsequent Mortgage Loans.

        (o) As of the Cut-Off Date, each of the Initial Mortgage Loans will meet the eligibility criteria described in the Prospectus and will conform in all material respects to the descriptions thereof contained in the Prospectus.

        (p) As of any Subsequent Transfer Date, each of the Subsequent Mortgage Loans will meet the eligibility criteria described in the Prospectus and will conform in all material respects to the descriptions thereof contained in the Prospectus.

        (q) Neither the Seller nor the Trust created by the Pooling and Servicing Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

        (r) At the Closing Date, the Offered Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.


        (s) At the Closing Date, the Offered Certificates shall have been rated in the highest rating category by at least two nationally recognized statistical rating organizations.

        (t) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the Sale and Servicing Agreement, the Insurance Agreement and the Certificates have been paid or will be paid at or prior to the Closing Date.

        (u) At the Closing Date, each of the representations and warranties of the Seller set forth in the Pooling and Servicing Agreement, the Sale and Servicing Agreement and the Insurance Agreement will be true and correct in all material respects.

        Any certificate signed by an officer of the Seller and delivered to the Underwriter or counsel for the Underwriter in connection with an offering of the Offered Certificates shall be deemed to be a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

        SECTION 2.  Purchase and Sale.  The commitment of the
Underwriter to purchase the Offered Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Seller agrees to instruct the Trustee to issue the Offered Certificates and agrees to sell to the Underwriter, and the Underwriter agrees (except as provided in Section 10) to purchase from the Seller the aggregate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates at the purchase price or prices set forth in Schedule A. The Underwriter may offer the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates to certain dealers at such prices less a concession not in excess of the respective amounts set forth in Schedule A. The Underwriter may allow and such dealers may reallow a discount to certain dealers not in excess of the respective amounts set forth in Schedule A.

        SECTION 3. Delivery and Payment. Delivery of and payment for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates to be purchased by the Underwriter shall be made at the offices of Stroock & Stroock & Lavan, Seven Hanover Square, New York, New York 10004, or at such other place as shall be agreed upon by the Underwriter and the Seller at 10:00 A.M. New York City
time on                  or at such other time or date as shall be agreed upon
in writing by the Underwriter and the Seller (such date being referred to as the "Closing Date"). Payment shall be made to the Seller by wire transfer of same day funds payable to the account of the Seller. Delivery of the Offered Certificates shall be made to the Underwriter for the accounts of the Underwriter against payment of the purchase price thereof. The Certificates shall be in such authorized denominations and registered in such names as the Underwriter may request in writing at least two business days prior to the Closing Date. The Offered Certificates will be made available for examination by the Underwriter no later than 2:00 P.M. New York City time on the first business day prior to the Closing Date.

        SECTION 4. Offering by the Underwriter. It is understood that, subject to the terms and conditions hereof, the Underwriter proposes to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

        SECTION 5. Covenants of the Seller. The Seller agrees as follows:

        (a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the availability of the Prospectus to the Underwriter and to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the Closing Date or any supplement to the Prospectus or any amended Prospectus has been filed prior to the Closing Date and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Seller with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Certificates, to promptly advise the Underwriter of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Seller promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

        (b) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

        (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits);
        (ii) the Prospectus and any amended or supplemented Prospectus; and
        (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time in connection with the offering or sale of the Offered Certificates, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Seller shall notify the Underwriter and, upon the Underwriter's request, shall file such document and prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance.

        (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Seller or the Underwriter, be required by the Securities Act or requested by the Commission.

        (e) The Seller will (i) cause any Computational Materials or any Structural Term Sheet (each as defined below in this subsection) with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates which are delivered by the Underwriter to the Seller to be filed with the Commission on Additional Materials 8-K (as defined below) at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act and (ii) cause any Collateral Term Sheet

        (as defined below in this subsection) with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates which are delivered by the Underwriter to the Seller to be filed with the Commission on an Additional Materials 8-K within two business days of the date on which the Underwriter advises the Seller that such Collateral Term Sheet was first used; provided, however, that the Seller shall have no obligation to file any materials which, in the reasonable determination of the Seller after consultation with the Underwriter, (x) are not required to be filed pursuant to the Kidder Letters and/or the PSA Letter (each as defined below) or (y) contain any erroneous information or untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Seller shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Structural Term Sheets or Collateral Term Sheets provided by the Underwriter to the Seller as aforesaid. For purposes of this subsection (e), (1) the term "Computational Materials" shall mean those materials delivered by the Underwriter to the Seller within the meaning of the no-action letter dated

        May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") for which the filing of such material is a condition of the relief granted in such letters, (2) the terms "Structural Term Sheet" and "Collateral Term Sheet" shall mean those materials delivered by the Underwriter to the Seller within the meaning of the no-action letter dated February 13, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter") for which the filing of such material on an Additional Materials 8-K is a condition of the relief granted in such letter and (3) the term "Additional Materials 8-K" shall mean a Current Report on Form 8-K used to file Computational Materials, Structural Term Sheets and/or Collateral Term Sheets.

        (f) To furnish the Underwriter and counsel for the Underwriter, prior to filing with the Commission, and to obtain the consent of the Underwriter for the filing of the following documents relating to the Certificates:
        (i) amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or
        (ii) Prospectus pursuant to Rule 424 of the Rules and Regulations.

        (g) To make generally available to holders of the Offered Certificates as soon as practicable, but in any event not later than ninety (90) days after the close of the period covered thereby, a statement of earnings of the Trust (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Seller, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

        (h) To use its best efforts, in cooperation with the Underwriter, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriter may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Certificates; provided, however, that in connection therewith, the Seller shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Seller will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been so qualified.

        (i) Unless the Underwriter shall otherwise have given their written consent, no pass-through certificates backed by home equity loans or other similar securities representing interest in or secured by other mortgage-related assets originated or owned by the Seller shall be publicly offered or sold nor shall the Seller enter into any contractual arrangements that contemplate the public offering or sale of such securities for a period of seven (7) business days following the commencement of the offering of the Offered Certificates to the public.

        (j) So long as the Offered Certificates shall be outstanding the Seller shall cause the Trustee, pursuant to the Pooling and Servicing Agreement, to deliver to the Underwriter as soon as such statements are furnished to the Owners: (i) the annual statement as to compliance delivered to the Trustee pursuant to Section of the Pooling and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section of the Pooling and Servicing Agreement; (iii) the monthly servicing report furnished to the Trustee pursuant to Section of the Pooling and Servicing Agreement; and (iv) the monthly reports furnished to the Certificateholders pursuant to Section of the Pooling and Servicing Agreement.


        (k) To apply the net proceeds from the sale of the Offered Certificates in the manner set forth in the Prospectus.

        SECTION 6. Conditions to the Underwriter's Obligations. The obligations of the Underwriter to purchase the Offered Certificates pursuant to this Agreement are subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Seller herein contained; (ii) the performance by the Seller of all of its obligations hereunder; and (iii) the following conditions as of the Closing Date:

        (a) The Underwriter shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

        (b) The Underwriter shall not have discovered and disclosed to the Seller on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of the Underwriter and its counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        (c) All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling and Servicing Agreement, the Sale and Servicing Agreement, the Insurance Agreement, the Certificates, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to the Underwriter and its counsel, and the Seller shall have furnished to the Underwriter and its counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

        (d) Stroock & Stroock & Lavan shall have furnished to the Underwriter their written opinion, as special counsel to the Seller, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

              (i) The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of

              New York and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Pooling and Servicing Agreement and the Insurance Agreement, and to cause the Certificates to be issued.

              (ii) The Seller is not in violation of its certificate of incorporation or by-laws or to such counsel's knowledge in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Seller is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Seller or which might materially and adversely affect the properties or assets, taken as a whole, of the Seller.

              (iii) This Agreement, the Pooling and Servicing Agreement, the Sale and Servicing Agreement and the Insurance Agreement have been duly authorized, executed and delivered by the Seller and the Subsequent Transfer Agreements have been duly authorized, and when duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute and in the case of any Subsequent Transfer Agreement will constitute valid and binding obligations, enforceable against the Seller in accordance with their respective terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement and the Insurance Agreement, limitations of public policy under applicable securities laws.

              (iv) The execution, delivery and performance of this Agreement, the Sale and Servicing Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and each Subsequent Transfer Agreement by the Seller, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates to such counsel's knowledge do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Seller, nor will such actions result in a violation of the provisions of the articles of incorporation or by-laws of the Seller or to such counsel's knowledge any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Seller.

              (v) The direction by the Seller to the Trustee to issue, authenticate and deliver the Certificates has been duly authorized by the Seller and, assuming that the Trustee has been duly authorized to do so, when executed, authenticated and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

              (vi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates, and the sale of the Offered Certificates to the Underwriter, or the consummation by the Seller of the other transactions contemplated by this Agreement, the Sale and Servicing Agreement, the Pooling and Servicing Agreement and the Insurance Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act or State securities or Blue Sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriter or as have been previously obtained.

              (vii) There are not, to such counsel's knowledge, any actions, proceedings or investigations pending with respect to which the Seller has received service of process before or, threatened by any court, administrative agency or other tribunal to which the Seller is a party or of which any of its properties is the subject: (a) which if determined adversely to the Seller would have a material adverse effect on the business, results of operations or financial condition of the Seller; (b) asserting the invalidity of the Pooling and Servicing Agreement, the Sale and Servicing Agreement, the Insurance Agreement or the Certificates;
              (c) seeking to prevent the issuance of the Certificates or the consummation by the Seller of any of the transactions contemplated by the Pooling and Servicing Agreement, the Sale and Servicing Agreement, the Insurance Agreement or this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Sale and Servicing Agreement, the Insurance Agreement, this Agreement or the Certificates.

              (viii) The Certificates have been duly and validly authorized and issued and, immediately prior to the sale of the Offered Certificates to the Underwriter, such

              Certificates are owned by the Seller, free and clear of all Liens.

              (ix) The conditions to the use by the Seller of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

              (x) The Registration Statement and any amendments thereto have become effective under the Securities Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder.

              (xi) To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.


              (xii) The statements set forth in the Basic Prospectus under the captions "Description of the Securities" and "The Agreements" and in the Prospectus Supplement under the captions "Description of the Certificates" to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

              (xiii) The statements set forth in the Prospectus and the Prospectus Supplement under the captions "ERISA Considerations" and "Certain Federal Income Tax Consequences" to the extent that they constitute matters of federal law, provide a fair and accurate summary of such law or conclusions.

              (xiv) The Pooling and Servicing Agreement conforms in all material respects to the description thereof contained in the Prospectus and is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the Investment Company Act of 1940, as amended.

              (xv) Neither the Seller nor the Trust is an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

              (xvi) Assuming that (a) the Trustee causes the assets of the Trust Estate (exclusive of the Pre-Funding Account and the Capitalized Interest Account), as the Trustee has covenanted to do in the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" (the "REMIC"), as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code") and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, (i) the REMIC Certificates will be treated as "regular interests" in the REMIC and (ii) the Class R Certificate will constitute the sole class of "residual interest" therein. The Trust is not subject to tax upon its income or assets by any taxing authority of the State of New York.

              (xvii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending that would adversely affect the status of the REMIC as a REMIC.

              (xviii) The Certificates will, when issued, conform to the description thereof contained in the Prospectus.


        Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter to the effect that no facts have come to the attention of such counsel which lead them to believe that: (a) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to financial or statistical data contained in the Registration Statement); or (b) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to statements set forth in the Prospectus Supplement under the caption "The Policy and the Certificate Insurer").

        (e) The Underwriter shall have received the favorable opinion, dated the Closing Date, of Stroock, Stroock & Lavan, special counsel to the Seller, addressed to the Seller and satisfactory to the Certificate Insurer, [Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's")] and the Underwriter, with respect to certain matters relating to the transfer of the Initial Mortgage Loans to the Seller and from the Seller to the Trust, and such counsel shall have consented to the reliance on such opinion by the Certificate Insurer, [Standard & Poor's, Moody's] and the Underwriter as though such opinion had been addressed to each such party.

        (f) Stroock & Stroock & Lavan, special counsel to the Seller/Servicer, shall have furnished to the Underwriter their written opinion, addressed to the Underwriter and the Seller and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

              (i) The Seller/Servicer has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of New York and has duly authorized all actions contemplated hereby to be taken by it.

              (ii) The Seller has full power and authority to serve in the capacity of seller of the Mortgage Loans.


              (iii) The Servicer has full power and authority to service in its capacity as servicer of the Mortgage Loans as contemplated in the Pooling and Servicing Agreement.

              (iv) The Pooling and Servicing Agreement, the Sale and Servicing Agreement and the Insurance Agreement have been duly authorized, executed and delivered by the Seller and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, constitute the legal, valid and binding agreements of the Seller enforceable against the Seller in accordance with their terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion, with respect to such remedies, of the court before which any proceedings with respect thereto may be brought.

              (v) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Seller is required for the consummation by the Seller of the transactions contemplated by the Pooling and Servicing Agreement, the Sale and Servicing Agreement and the Insurance Agreement, except such consents, approvals, authorizations, registrations and qualifications as have been obtained.

              (vi) The execution, delivery or performance by the Seller/Servicer of the Pooling and Servicing Agreement, the Sale and Servicing Agreement or the Insurance Agreement and the transactions contemplated thereby does not (A) conflict with or result in a breach of, or constitute a default under, (i) any term or provision of the formation documents of the Seller; (ii) any term or provision of any material agreement, deed of trust, mortgage loan agreement, contract, instrument or indenture, or other agreement to which the Seller is a party or is bound or to which any of the property or assets of the Seller or the Servicer, as applicable, or any of its subsidiaries is subject; (iii) to the best of such firm's knowledge without independent investigation any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller; or
              (iv) any law, rule or regulations applicable to the Seller; or (B) to the best of such firm's knowledge without independent investigation, results in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates.

              (vii) Each Subsequent Transfer Agreement at the time of its execution and delivery will be sufficient to convey all of the Seller's right, title and interest in the Subsequent Mortgage Loans to the Trustee and following the consummation of the transaction contemplated by each Subsequent Transfer Agreement, the transfer of the Subsequent Mortgage Loans by the Seller to the Trustee will be a sale thereof.

              (viii) There are, to the best of such counsel's knowledge without independent investigation, no actions, proceedings or investigations pending with respect to which the Seller has received service of process or threatened against the Seller before any court, administrative agency or other tribunal (a) contesting the validity of the Pooling and Servicing Agreement, the Sale and Servicing Agreement, the Underwriting Agreement, the Insurance Agreement or the Certificates, (b) seeking to prevent the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement or (c) which would materially and adversely affect the performance by the Seller/Servicer, as applicable, of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Sale and Servicing Agreement, the Underwriting Agreement, or the Insurance Agreement.

        (g) The Underwriter shall have received the favorable opinion of counsel to the Trustee, dated the Closing Date, addressed to the Underwriter and in form and scope satisfactory to counsel to the Underwriter, to the effect that:

              (i) The Trustee is a banking association and validly existing under the laws of the State of ____________ and has the power and authority to enter into, and to take all action required of it under, the Pooling and Servicing Agreement.

              (ii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery thereof by the Seller, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforceability, to limitations of bankruptcy, insolvency, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to general principles of equity.

              (iii) The Certificates have been duly executed by the Trustee and authenticated and delivered by the Trustee in accordance with the terms of the Pooling and Servicing Agreement.

              (iv) The execution and delivery by the Trustee of the Pooling and Servicing Agreement and the performance by the Trustee of its terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of ____________ governing the banking or trust powers of the Trustee or (B) the charter or by-laws of the Trustee.

              (v) No approval, authorization, or other action by, or filing with, any governmental authority of the United States of America or the State of ____________ having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the transactions contemplated by the Pooling and Servicing Agreement, or the performance by the Trustee of the terms of the Pooling and Servicing Agreement.

        (h) The Underwriter shall have received the favorable opinion or opinions, dated the date of the Closing Date, of counsel for the Underwriter, with respect to the issue and sale of the Offered Certificates, the Registration Statement, this Agreement, the Prospectus and such other related matters as the Underwriter may reasonably require.

        (i) The Underwriter shall have received the favorable opinion dated the Closing Date, from counsel to the Certificate Insurer in form and scope satisfactory to counsel for the Underwriter, substantially to the effect that:

              (i) The Certificate Insurer is a corporation validly existing, in good standing and licensed to transact the business of surety and financial guaranty insurance under the laws of the State of
              ____________.

              (ii) The Certificate Insurer has the corporate power to execute and deliver, and to take all action required of it, under the

              Policy and the Insurance Agreement.

              (iii) Except as have already been obtained, no authorization, consent, approval, license, formal exemption, or declaration from, nor any registration or filing with, any court or governmental agency or body of the United States of America or the State of ______________, which if not obtained would affect or impair the validity or enforceability of the Policy or the Insurance Agreement against the Certificate Insurer, is required in connection with the execution and delivery by the Certificate Insurer of the Policy or the Insurance Agreement, or in connection with the Certificate Insurer's performance of its obligations thereunder.

              (iv) The Policy and the Insurance Agreement been duly authorized, executed and delivered by the Certificate Insurer, and the Policy and, assuming due authorization, execution and delivery of the Insurance Agreement by the parties thereto (other than the Certificate Insurer), the

              Insurance Agreement constitute the legally valid and binding obligations of the Certificate Insurer, enforceable in accordance with their respective terms, subject, as to enforcement, to (a) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to the Certificate Insurer, (b) the qualification that the remedy of specific performance may be subject to equitable defenses and the discretion of the court before which any proceedings with respect thereto may be brought, and (c) the enforceability of rights to indemnification may be subject to limitations of public policy under applicable securities laws.

              (v) To the extent the Policy constitutes a security within the meaning of Section 2(1) of the Securities Act, it is a security that is exempt from the registration requirements of the Act.

        (j) The Seller shall have furnished to the Underwriter a certificate, dated the Closing Date and signed by the Chairman of the Board, the President or a Vice President of the Seller, stating as it relates to each such entity:

              (i) The representations and warranties made by such entity in this Agreement, the Pooling and Servicing Agreement (excluding the representations and warranties relating to the Mortgage Loans) and the Sale and Servicing Agreement, as applicable, are true and correct as of the Closing Date; and such entity has complied with all agreements contained herein which are to have been complied with on or prior to the Closing Date.

              (ii) Nothing has come to his or her attention that would lead such officer to believe that the Registration Statement or the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

              (iii) There has been no amendment or other document filed affecting the Certificate of Incorporation or by-laws of the
              Seller since               and no such amendment has been
              authorized.  No event has occurred
              since                  which has affected the good standing of
      the Seller under the laws of the State of New York.

              (iv) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings,
              business or operations of such entity from                    .

        (k) The Trustee shall have furnished to the Underwriter a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and the acceptance by the Trustee of the trusts created thereby and the due execution, authentication and delivery of the Certificates by the Trustee thereunder and such other matters as the Underwriter shall reasonably request.

        (l) The Policy and the Insurance Agreement shall have been issued by the Certificate Insurer and shall have been duly authenticated by an authorized agent of the Certificate Insurer, if so required under applicable state law or regulations.

        (m) The Offered Certificates shall have been rated "AAA" by [Standard & Poor's and "Aaa" by Moody's].


        (n) The Seller shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably have requested not less than three full business days prior to the Closing Date.

        (o) Prior to the Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Seller in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

        (p) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock

        Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions
(or the effect of international conditions on the financial markets of the United States shall be such) as to make it in each of the instances set forth in clauses (i), (ii), (iii) and (iv) herein, in the reasonable judgment of the Underwriter, impractical or inadvisable to proceed with the public offering or delivery of the Certificates on the terms and in the manner contemplated in the Prospectus.

        (q) The Underwriter shall have received from                       , a
        letter dated the date hereof and satisfactory in form and substance to the Underwriter and its counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement agrees with the records of the Seller excluding any questions of legal interpretation. The

        Underwriter shall have received from                      , a letter
        dated the Closing Date and satisfactory in form and substance to the Underwriter and its counsel, confirming as of such date the information set forth in the letter provided pursuant to this clause (q).

        (r) The Underwriter shall have received from                     ,
certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and its counsel, to the effect that they have performed certain specified procedures and recomputations as a result of which they have confirmed the information set forth in the Prospectus Supplement in the table entitled "Percent of Initial Class Certificate Balances Outstanding".

        If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Seller at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

        SECTION 7. Payment of Expenses. The Seller agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Certificates and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the fees and expenses of qualifying the Certificates under the securities laws of the several jurisdictions as provided in Section 5(h) hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Underwriter); (f) any fees charged by securities rating services for rating the Offered Certificates; and (g) all other costs and expenses incident to the performance of the obligations of the Seller (including costs and expenses of your counsel); provided that, except as provided in this Section 7, the Underwriter shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Certificates which they may sell and the expenses of advertising any offering of the Offered Certificates made by the Underwriter, and the Underwriter shall pay the cost of any accountant's comfort letters relating to any Computational Materials, Structural Term Sheets or Collateral Term Sheets (each as defined in Section 5(e) hereof).

        If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 10, the Seller shall cause the Underwriter to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of ______________, counsel for the Underwriter.

        SECTION 8.  Indemnification and Contribution.  (a)  The
Seller agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Certificates), to which the Underwriter or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse the Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Seller shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, or any amendment thereof or supplement thereto, or the Registration Statement, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Seller by or on behalf of the Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Seller may otherwise have to the Underwriter or any controlling person of the Underwriter. The only information furnished by the

Underwriter or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus is described in
Section 8(i) hereof.

        (b) The Underwriter agrees to indemnify and hold harmless the Seller, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Seller or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller by or on behalf of the Underwriter specifically for inclusion therein, and shall reimburse the Seller and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Seller or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Seller or any such director, officer or controlling person. The only information furnished by the Underwriter or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(i) hereof.

        (c) Promptly after receipt by any indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.

        If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

        Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriter, if the indemnified parties under this Section 8 consist of the Underwriter or any of its controlling persons, or the Seller, if the indemnified parties under this Section 8 consist of the Seller or any of the Seller's directors, officers or controlling persons.

        Each indemnified party, as a condition of the indemnity agreements contained in Section 8(a) and (b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

        Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

        (d) The Underwriter agrees to provide the Seller for filing with the Commission on an Additional Materials 8-K (i) no later than two (2) Business Days prior to the day on which the Prospectus Supplement is required to be filed pursuant to Rule 424 with a copy of any Computational Materials and Structural Term Sheets (each as defined in Section 5(e) hereof) distributed by the Underwriter and (ii) no later than one (1) business day after first use with a copy of any Collateral Term Sheets (as defined in Section 5(e) hereof) distributed by the Underwriter.

        (e) The Underwriter agrees, assuming all Seller-Provided Information (as defined in Section 8(g)) is accurate and complete in all material respects, to indemnify and hold harmless the Seller, each of the Seller's officers and directors and each person who controls the Seller within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials, Structural Term Sheets and Collateral Term Sheets provided by the Underwriter and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this Section 8(e) shall be in addition to any liability which the Underwriter may otherwise have.

        The procedures set forth in Section 8(c) shall be equally applicable to this Section 8(e).

        (f) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (e) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriter on the other from the offering of the related Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

        The relative benefits of the Underwriter and the Seller shall be deemed to be in such proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the related Underwriter from time to time in negotiated sales of the related Offered Certificates.

        The relative fault of the Underwriter and the Seller shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

        The Seller and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were to be determined by pro rata allocation (even if the Underwriter were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(f) shall be deemed to include, for purposes of this Section 8(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.


        For purposes of this Section 8, in no case shall the Underwriter be responsible for any amount in excess of (x) the amount received by the Underwriter in connection with its resale of the Offered Certificates over (y) the amount paid by the

Underwriter to the Seller for the Offered Certificates by the Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (g) For purposes of this Section 8 the terms "Computational Materials", "Structural Term Sheets" and "Collateral Term Sheets" mean such portion, if any, of the information delivered to the Seller by the Underwriter pursuant to
Section 8(d) for filing with the Commission on an Additional Materials 8-K as:

                  (i) is not contained in the Prospectus without taking into account information incorporated therein by reference through an Additional Materials 8-K; and

                 (ii) does not constitute Seller-Provided Information.

"Seller-Provided Information" means the information and data set forth on any computer tape (or other electronic or printed medium) furnished to the Underwriter by or on behalf of the Seller concerning the assets comprising the Trust.

        (h) The Underwriter confirms that the information set forth in the last paragraph on the cover page of the Prospectus Supplement, the information regarding the Underwriter set forth under the caption "Underwriting" in the Prospectus Supplement and the Computational Materials, Structural Term Sheets and Collateral Term Sheets (excluding in each case Seller-Provided Information) are correct, and the parties hereto acknowledge that such information constitutes the only information furnished in writing by or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus.

        SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling persons thereof, or by or on behalf of the Seller and shall survive delivery of any Offered Certificates to the Underwriter.


        SECTION 10. Termination of Agreement. The Underwriter may terminate this Agreement immediately upon notice to the Seller, at any time at or prior to the Closing Date if any of the events or conditions described in Section 6(p) of this Agreement shall occur and be continuing. In the event of any such termination, the covenant set forth in Section 5(g), the provisions of Section 7, the indemnity agreement set forth in Section 8, and the provisions of Sections 9 and 15 shall remain in effect.

        SECTION 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

        A.  if to the Underwriter, shall be delivered or sent by
        mail, telex or facsimile transmission to
                                   Attention:
        (Fax:                 );

        B. if to the Seller, shall be delivered or sent by mail, telex or facsimile transmission to Delta Funding
        Corporation, 1000 Woodbury Road, Woodbury, New York 11797
        Attention:  Chief Counsel (Telephone:  515-364-8500);

        SECTION 12. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Seller, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act, and for the benefit of directors of the Seller, officers of the Seller who have signed the Registration Statement and any person controlling the Seller within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        SECTION 13. Survival. The respective indemnities, representations, warranties and agreements of the Seller and the Underwriter contained in this Agreement, or made by or on behalf of them, respectively, pursuant to the shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        SECTION 14.  Definition of the Term "Business Day".  For

purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

        SECTION 15.  Governing Law; Submission to Jurisdiction.
This Agreement shall be governed by and construed in accordance with the laws of the State of [New York] without giving effect to the conflict of law rules thereof.

        The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

        SECTION 16. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        SECTION 17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement between the Seller and the Underwriter, please indicate your acceptance in the space provided for the purpose below.

                                        Very truly yours,

                                        DELTA FUNDING CORPORATION INC.



                                        By:
                                           _____________________________

                                        Name:
                                        Title:


CONFIRMED AND ACCEPTED, as
  of the date first above written:


- -----------------------------------

By:
   --------------------------------
Name:
Title:


- -----------------------------------


By:
   --------------------------------
Name:
Title: